Pricing Supplement No. 3                                          Rule 424(b)(2)

Dated: November 1, 2000                               Registration No. 333-79493

(To Prospectus dated June 16, 1999, and Prospectus Supplement dated September 2, 1999)

                             WELLS FARGO & COMPANY

                          Medium-Term Notes, Series A

                              Floating Rate Notes


Principal Amount:             $600,000,000

Proceeds to Company:          $600,000,000

Original Issue Date:          11/6/2000

Stated Maturity:              10/30/2002

Form:                         Book Entry

Floating Rate Basis:          LIBOR Telerate page 3750

Initial Interest Rate:        6.82125%

Interest Payment Dates:       2/6/2001, 5/6/2001, 8/6/2001, 11/6/2001,
                              2/6/2002, 5/6/2002, 8/6/2002 and 10/30/2002

Regular Record Dates:         Fifteen calendar days preceding each Interest
                              Payment Date

Interest Determination
Rates: Second London banking day preceding each Interest Reset Date

Interest Reset Dates:         2/6/2001, 5/6/2001, 8/6/2001, 11/6/2001,
                              2/6/2002, 5/6/2002 and 8/6/2002

Index Maturity:               3-month

Spread:                       +7 bp

Agent:                        Bear Stearns

Currency:                     U.S. Dollars

--------------------------------------------------------------------------------
Other Terms:  CUSIP #94974BAK6
--------------------------------------------------------------------------------